EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-19515, No. 333-26653, No. 333-69628, No. 333-108364, No. 333-124828, No. 333-134113, No. 333-153123, No. 333-177285, No. 333-181396, No. 333-211206 and No. 333-212138) and on Form S-3 (No. 333-209536) of Ryder System, Inc. of our report dated February 14, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

Miami, Florida
February 14, 2017